UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2022

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement

On April 1, 2022, ALJ Regional Holdings, Inc., a Delaware corporation (the “Company” or “ALJ”), entered into that certain Amendment to Asset Purchase Agreement (the “APA Amendment”), by and among the Company, its wholly owned subsidiary Faneuil, Inc. (“Faneuil”), TTEC Government Solutions, LLC (“Purchaser”) and TTEC Holdings, Inc. (“Purchaser Parent”), which amended that certain Asset Purchase Agreement, dated as of December 21, 2021 (the “Asset Purchase Agreement”), by and among the Company, Faneuil, Purchaser and Purchaser Parent. Material terms of the Asset Purchase Agreement amended by the Amendment include:

-	an adjustment of the purchase price to be paid at closing to $142.3 million, less an indemnification escrow amount of approximately $15.0 million;
-	the inclusion of prepaid third-party expenses as excluded assets not purchased under the Asset Purchase Agreement;
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the immediate termination of Purchaser’s call right to purchase Faneuil’s wholly owned subsidiary Realtime Digital Innovations, Inc., d/b/a Vistio (“Vistio”) in the event Purchaser terminates the provision of certain services provided by Vistio to Faneuil for convenience;

-

permitting Faneuil to entertain acquisition proposals for any or all of Faneuil’s remaining assets (including Vistio) commencing immediately upon closing, subject to Purchaser’s right of first offer; and

-	consolidated the Company and Faneuil’s indemnification obligation for certain qualified IT expenses with qualified real property expenses, in an amount equal to up to $6.0 million.

The foregoing description of the APA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the APA Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated by reference herein.

Transition Services Agreement

In connection with the Closing (as defined below), Faneuil and Purchaser entered into that certain Transition Services Agreement, dated April 1, 2022 (the “Transition Services Agreement”), pursuant to which Faneuil and Purchaser will provide or will cause other parties to provide certain transition services to each other during the transition period, including (but not limited to) the activities of Anna Van Buren, the President and Chief Executive Officer of Faneuil prior to the Closing, the transition of Faneuil’s IT systems, operations support systems, accounting and finance functions, human capital functions and real estate and facility management functions. Other than with respect to the activities of Anna Van Buren, Faneuil will invoice Purchaser with respect to transition services provided under the Transition Services Agreement monthly in an amount equal to the sum of direct costs with respect to the transition services provided, certain corporate overhead costs and certain surviving costs. With respect to the activities of Anna Van Buren, Faneuil will compensate Purchaser for 50% of Ms. Van Buren’s base pay, to be offset against payments due to Faneuil for transitions services provided under the Transition Services Agreement.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Van Buren Letter Agreement

In connection with the Closing, Faneuil and Ms. Van Buren entered into that certain letter agreement, dated April 1, 2022 (the “Van Buren Letter Agreement”), pursuant to which Ms. Van Buren agreed to devote approximately 50% of her business time, attention and energies to assist Faneuil in respect of sourcing, attention and securing and operating contracts with respect to the remaining Faneuil businesses as an independent contractor. The initial term of the Van Buren Letter Agreement continues until December 31, 2022.

Ms. Van Buren will be entitled to a performance bonus equal to ten percent (10%) the free cash flow of the remaining Faneuil businesses for the applicable term. In the event of a sale of Faneuil on or prior to April 1, 2025, in one or a series of separate transactions, Ms. Van Buren shall also be entitled to certain sale bonuses equal to up to ten percent (10%) of the aggregate net sales prices received by Faneuil in certain circumstances.

Under the terms of the Van Buren Letter Agreement, Ms. Van Buren will be subject to certain confidentiality, non-disparagement and restrictive covenants described therein. The Van Buren Letter Agreement supersedes Ms. Van Buren’s amended and restated employment agreement, dated October 20, 2021, and provides that effective as of the Closing, Ms. Van Buren shall be deemed to have resigned from all positions as an employee, officer or director with Faneuil and its subsidiaries and affiliates (including, for the avoidance of doubt, from the Board of Directors of the Company).

The foregoing description of the Van Buren Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Van Buren Letter Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

First Amendment to Amended and Restated Financing Agreement

In connection with the Closing, the Company entered into that certain First Amendment to Amended and Restated Financing Agreement, dated as of April 1, 2022 (the “First Amendment”), by and among the Company, Faneuil, Phoenix Color Corp., certain other subsidiary guarantors (collectively, the “Loan Parties”), the lenders party thereto from time to time and PNC Bank, National Association (“PNC”), as administrative agent and collateral agent. The First Amendment amended, among other items:

-	the revolving amounts available for borrowing thereunder to $27,500,000;
-	eligible accounts receivable to include certain receivables owing from Purchaser pursuant to the Transition Services Agreement;
-	the calculation of fixed charge coverage ratio and leverage ratio and the applicable covenants relating thereto; and
-	the financial covenants to include a minimum consolidated EBITDA covenant of not less than $800 thousand for the two month period ending March 31, 2022.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 1.02 Termination of a Material Definitive Agreement.

Termination of Blue Torch Term Loan Facility

In connection with the Closing, on April 1, 2022, the Company repaid in full all outstanding indebtedness and terminated all commitments and obligations under that certain Financing Agreement, dated June 29, 2021 (the “Blue Torch Agreement”), by and among the Loan Parties, the lenders party thereto from time to time, and Blue Torch Business Finance, LLC (“Blue Torch”), as administrative agent and collateral agent. The Company’s payment to Blue Torch was approximately $92.2 million, which satisfies all of the Company’s debt obligations under the Blue Torch Agreement. The Company was not required to pay any pre-payment premiums as a result of the repayment of indebtedness under the Blue Torch Agreement, which provided that the mandatory prepayment made in connection with the proceeds from the Closing were exempt from such pre-payment premiums. In connection with the repayment of outstanding indebtedness by the Company, the Loan Parties were automatically and permanently released from all security interests, mortgages, liens and encumbrances under the Blue Torch Agreement. The material terms of the Blue Torch Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 1, 2021.

Termination of Van Buren Employment Agreement

As set forth in Item 1.01 above, and incorporated herein by reference, the existing amended and restated employment agreement between Faneuil and Ms. Van Buren (the “Existing Van Buren Agreement”) was terminated and superseded by the Van Buren Letter Agreement effective April 1, 2022 upon the Closing. The material terms of the Existing Van Buren Agreement are described in the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2021. No early termination penalties were incurred by the Company in connection with the termination of the Existing Van Buren Agreement.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2022, the Company completed the previously announced sale of the tolling and transportation vertical and health benefit exchange vertical of Faneuil to the Purchaser pursuant to the Asset Purchase Agreement, as amended by the APA Amendment (the “Closing”). The disclosure in Item 1.01 of this report is incorporated by reference.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 with the Company’s Current Report on Form 8-K filed on December 23, 2021, and the full text of which is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the First Amendment is incorporated herein by reference.

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Blue Torch Agreement contained provisions pursuant to which the Loan Parties were required to prepay proceeds received upon the disposition of assets. As set forth in Item 1.02 above, and incorporated herein by reference, upon the Closing on April 1, 2022, the Loan Parties were required prepay amounts outstanding under the Blue Torch Agreement from the proceeds received from the Closing.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth in Item 1.01 above, and incorporated herein by reference, Ms. Van Buren resigned from all positions as an employee, officer or director with Faneuil and its subsidiaries and affiliates (including, for the avoidance of doubt, from the Board of Directors of the Company) in connection with, and effective upon, the Closing.

ITEM 9.01. Financial Statements and Exhibits.

(b) The unaudited pro forma consolidated financial information of the Company giving effect to the Closing, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached as Exhibit 99.1 hereto.

(d) Exhibits

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated December 21, 2021, by and among ALJ Regional Holdings, Inc., Faneuil, Inc., TTEC Government Solutions, LLC and TTEC Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 23, 2021).*

2.2	Amendment to Asset Purchase Agreement, dated April 1, 2022, by and among ALJ Regional Holdings, Inc., Faneuil, Inc., TTEC Government Solutions LLC and TTEC Holdings, Inc.
10.1+	Transition Services Agreement, dated April 1, 2022, by and between Faneuil, Inc. and TTEC Government Solutions LLC.
10.2	Letter Agreement, dated April 1, 2022, by and between Faneuil, Inc. and Anna Van Buren.
10.3

First Amendment to Amended and Restated Financing Agreement, dated April 1, 2022, by and among ALJ Regional Holdings, Inc., Faneuil Inc., and Phoenix Color Corp., as Borrowers, each subsidiary of ALJ Regional Holdings, Inc. listed as a guarantor on the signature pages, as Guarantors, the lenders from time to time, as Lenders, and PNC Bank, National Association, as Collateral Agent and Administrative Agent.

99.1	Unaudited pro forma condensed consolidated financial information.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101.INS)

*  Certain provisions of this agreement have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K. An unredacted copy of the agreement will be furnished to the Securities and Exchange Commission upon request.

+ The exhibits and schedules to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

April 1, 2022	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)